UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              OCEAN RESOURCES, INC.
                       ----------------------------------
                 (Name of Small Business Issuer in its Charter)



         Delaware                                        33-0857223
------------------------------------------              ------------------------
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                               Identification no.)

232A Royal Palm Way
Palm Beach, Florida                                          33480
------------------------------------------              ------------------------
(Address of principal executive offices)                       (Zip Code)

Issuer's telephone number: (561) 822-9995

                              OCEAN RESOURCES, INC.
                2003 EMPLOYEE/CONSULTANT STOCK COMPENSATION PLAN
                -----------------------------------------------
                            (Full title of the plan)

                            Graham Jessop, President
                               232A Royal Palm Way
                              Palm Beach, FL 33480
                 ----------------------------------------------
            (Name, address and telephone number of agent for service)

Copies to:

            Mintmire & Associates               Carmine Bua, Esq.
            265 Sunrise Avenue, Suite 204       3838 Camino Del Rio N, Suite 333
            Palm Beach, FL 33480                San Diego, CA 92108
            Tel: (561) 832-5696                 Tel: (619) 280 8000
            Fax: (561) 659-5371                 Fax: (619) 280 8001

                         CALCULATION OF REGISTRATION FEE



TITLE OF       PROPOSED       PROPOSED       MAXIMUM        AMOUNT OF
SECURITIES     AMOUNT         MAXIMUM        AGGREGATE      REGISTRATION
TO BE          TO BE          OFFERING       OFFERING       FEE (1)
REGISTERED     REGISTERED     PRICE          PRICE
                              PER SHARE
------------   -----------    ---------      ---------      ------------
Common          5,000,000         .19         950,000         $ 76.86

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c), based on the average of the bid and asked price quoted on the OTC BB for the Company's Common Stock under the symbol "OCRI" as of May 12, 2003, which is within five (5) days prior to the date of filing of this registration statement.

(2) Represents the maximum number of shares which may be issued under the Ocean Resources, Inc. Employee/Consultant Stock Compensation Plan (the "Plan").

                                     PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents which have been heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference in this Registration Statement:

(A) Form SB-2 filed with the Securities and Exchange Commission on January 19, 2001;

(B) All other reports filed by the Registrant  with the  Commission  pursuant to
Section 13(a) or Section 15(d) of the Exchange Act since the end of the period covered by the Form SB-2 referred to above including but not limited to Form SB2/A filed December 1, 2000; Form SB2/A filed January 19, 2001; Form SB2A filed February 9, 2001; Form 10KSB filed March 28, 2001; Form 10QSB filed May 10, 2001; Form 10QSB filed August 9, 2001; Form 10QSB filed November 13, 2001; Form 10KSB filed March 15, 2002; Form 10QSB filed May 21, 2002; Form 10KSB filed
October 15, 2002; Form 10QSB filed November 19, 2002; Form; and, Form 10QSB filed February 19, 2003.

(C) The description of the common stock of the Registrant contained in the Form SB-2 referred to above.

All documents filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Company's Articles of Incorporation provide that:

"No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or
(iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment."

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8.   Exhibits.

5.1    *  Opinion of Mintmire & Associates

10.35  *  Ocean Resources, Inc. 2003 Employee/Consultant Stock Compensation
Plan

23.1   *  Consent of Kempisty & Company

23.2   *  Consent of Mintmire & Associates  (contained in the opinion filed as
          Exhibit 5.1 hereof)

(* filed herewith)

Item 9. Undertakings.

The Registrant hereby undertakes:

(a) (1) to file,  during  any period in which it offers or sells  securities,  a
post  effective  amendment  to  this  registration   statement  to  include  any
prospectus required by Section 10(a) (3) of the Securities Act;

(2) that, for the purpose of determining any liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

(3) to remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of this counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final jurisdiction of such issue.



                [Balance of this page intentionally left blank]

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf, in the City of Palm Beach, Florida, on May 16, 2003.



                              Ocean Resources, Inc.
                                  (Registrant)


Dated: May 16, 2003      By:  /s/Graham Jessop
                              -----------------------
                              Graham Jessop
                              Chairman, Chief Executive
                              Officer and President


                         By:  /s/Stephen H. Durland
                              -----------------------
                              Stephen H. Durland
                              Chief Financial Officer


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                           Title                        Date
-------------               ---------------------           ----------------


/s/Graham Jessop
---------------------
Graham Jessop,              Chairman, Chief Executive        May 16, 2003
                            Officer and President


/s/Stephen H. Durland
---------------------
Stephen H. Durland          Chief Financial Officer          May 16, 2003